N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Disciplined Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		219,659		0.06		3,479,033	10.94
Class B		3,217		0.02		169,165		10.88
Class C		2,645		0.02		126,547		10.86
Class I		656,961		0.07		8,185,515	10.91



Evergreen Enhanced S&P 500 Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,595,753	0.08		20,411,660	11.74
Class B		16,924		0.03		523,929		11.13
Class C		34,601		0.03		1,097,209	11.36
Class I		3,497,029	0.09		33,785,541	11.81
Class IS	225,836		0.08		2,944,705	11.75


Evergreen Equity Income Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		631,366		0.05		12,454,645	16.59
Class B		1,217		0.00		652,148		16.41
Class C		1,525		0.00		742,063		16.37
Class I		1,701,503	0.07		24,274,319	16.58
Class R		198		0.04		8,834		16.63


Evergreen Fundamental Large Cap Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		3,115,678	0.16		19,760,089	22.46
Class B		118,368		0.08		1,439,983	20.65
Class C		198,839		0.08		2,407,437	20.65
Class I		1,711,436	0.20		8,525,141	22.87



Evergreen Fundamental Mid Cap Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,097		0.07		58,010 		8.51
Class B		840		0.02		37,254		8.48
Class C		0		0.00		63,185		8.48
Class I		2,399		0.09		25,703		8.52


Evergreen Golden Large Cap Core Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		6,268		 0.08		90,476		7.35
Class B		1,587		 0.03		57,250		7.37
Class C		3,291	 	 0.02		139,437		7.35
Class I		37,916		 0.10		389,779		7.35


Evergreen Golden Mid Cap Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,029		0.01		80,880		7.44
Class B		0		0.00		53,360		7.36
Class C		0		0.00		72,866		7.36
Class I		10,514		0.03		351,515		7.45


Evergreen Golden Core Opportunities Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0	  	0.00		2,083,896	6.79
Class B		0		0.00		385,750		6.70
Class C		0		0.00		454,552		6.70
Class I	       	0		0.00		969,957		6.83

Evergreen Intrinsic Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		525,147		0.05		11,236,090	9.21
Class B		0	        0.00		1,027,905	9.14
Class C		0	        0.00		2,601,748	9.13
Class I		7,617,773	0.08		103,446,873	9.23


Evergreen Small Cap Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.00		1,042,878	9.75
Class B		0		0.00		331,682		9.35
Class C		0		0.00		358,411		9.36
Class I		70,126		0.04		1,937,369	10.32


Evergreen Special Values Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,762,069  	0.06		26,929,380	17.32
Class B		0		0.00		2,140,525	16.62
Class C		0		0.00		2,349,780	16.67
Class I	       	1,712,020	0.10		16,261,967	17.44
Class R		5,481		0.02 		232,855		17.19